Exhibit 99.(a)(6)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Active Assets Institutional Money Trust (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on February 25, 2016 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on March 31, 2016 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 28th day of March, 2016

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	March 29, 2016
To be Effective:	March 31, 2016

TO

ACTIVE ASSETS INSTITUTIONAL MONEY TRUST

DECLARATION OF TRUST

DATED

November 23, 1999

AMENDMENT TO THE DECLARATION OF TRUST OF

ACTIVE ASSETS INSTITUTIONAL MONEY TRUST

WHEREAS, Active Assets Institutional Money Trust (the “Trust”) was established by the Declaration of Trust dated November 23, 1999, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust or any Series or Classes of Shares;

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Trust as the Active Assets Prime Trust, such change to be effective on March 31, 2016; and

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the sole Share Class of the Trust (the “Original Class”) as “S Class,” such change to be effective on March 31, 2016;

NOW, THEREFORE:

1.  Section 1.1 of Article I of the Declaration is hereby amended so that such Section shall read in its entirety as follows:

Section 1.1.  Name.  The name of the Trust created hereby is the “Active Assets Prime Trust” and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust.  Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

2.  Subsection (p) of Section 1.2 of Article I of the Declaration is hereby amended so that such Subsection shall read in its entirety as follows:

Section 1.2.  Definitions . . .

(p)  “Trust” means the Active Assets Prime Trust.

3.   The Original Class is hereby redesignated “S Class.”

4.   The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

5.  The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

6.  This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[signed in counterparts]

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this     day of            , 2016.

/s/ Frank L. Bowman	/s/ Kathleen A. Dennis
Frank L. Bowman, as Trustee, and not individually	Kathleen A. Dennis, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ Nancy C. Everett	/s/ Jakki L. Haussler
Nancy C. Everett, as Trustee, and not individually	Jakki L. Haussler, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ James F. Higgins	/s/ Manuel H. Johnson
James F. Higgins, as Trustee, and not individually	Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Morgan Stanley	c/o Johnson Smick International, Inc.
One New York Plaza	220 I St. NE, Suite 200
New York, NY 10004	Washington, D.C. 20002

/s/ Joseph J. Kearns	/s/ Michael F. Klein
Joseph J. Kearns, as Trustee, and not individually	Michael F. Klein, as Trustee, and not individually
c/o Kearns & Associates LLC	c/o Kramer Levin Naftalis & Frankel LLP
23823 Malibu Road	Counsel to the Independent Trustees
S-50-440	1177 Avenue of the Americas
Malibu, CA 90265	New York, NY 10036

/s/ Michael E. Nugent	/s/ W. Allen Reed
Michael E. Nugent, as Trustee, and not individually	W. Allen Reed, as Trustee, and not individually
c/o Morgan Stanley	c/o Kramer Levin Naftalis & Frankel LLP
522 Fifth Avenue	Counsel to the Independent Trustees
New York, NY 10036	1177 Avenue of the Americas
New York, NY 10036

/s/ Fergus Reid
Fergus Reid, as Trustee, and not individually
c/o Joe Pietryka, Inc.
85 Charles Colman Blvd.
Pawling, NY 12564